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                                                                    Exhibit (11)


                            SONOCO PRODUCTS COMPANY
                 Computation of Earnings Per Share (unaudited)
                    (Dollars in thousands, except per share)

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
                                                                Three Months Ended                      Six Months Ended
                                                       ----------------------------------         ----------------------------
                                                          June 30,             July 2,              June 30,          July 2,
                                                           1996                 1995                  1996             1995
                                                       ------------          ------------         ------------    ------------
Primary earnings
Net income available to common shareholders            $     44,814          $     42,172         $     86,121    $     77,768
                                                       ============          ============         ============    ============

Weighted average number
 of common shares outstanding                            91,118,603            91,162,867           91,118,603      91,162,867

Assuming exercise of options
 reduced by the number of shares
 which could have been purchased
 (at average price) with
 proceeds from exercise of such
 options                                                  2,126,956             1,829,883            2,073,118       1,690,865
                                                       ------------          ------------         ------------    ------------

Weighted average number of shares
 outstanding as adjusted                                 93,245,559            92,992,750           93,191,721      92,853,732
                                                       ============          ============         ============    ============

Primary earnings per common share                      $       0.48          $       0.46         $       0.92    $       0.84
                                                       ============          ============         ============    ============


Assuming full dilution
Net income available to common shareholders            $     44,814          $     42,172         $     86,121    $     77,768
Elimination of preferred dividends                            1,941                 1,941                3,882           3,882
                                                       ------------          ------------         ------------    ------------

Fully diluted net income                               $     46,755          $     44,113         $     90,003    $     81,650
                                                       ============          ============         ============    ============

Weighted average number of
 common shares outstanding                               91,118,603            91,162,867           91,118,603      91,162,867

Assuming exercise of options reduced by the number
 of shares which could have been purchased (at the
 higher of the end-of-period price or the average)
 with proceeds from exercise of such options              2,220,167             1,892,901            2,220,167       1,892,901

Assuming conversion of preferred stock                    7,155,269             7,155,300            7,155,269       7,155,300
                                                       ------------          ------------         ------------    ------------
Weighted average number of
 shares outstanding as adjusted                         100,494,039           100,211,068          100,494,039     100,211,068
                                                       ============          ============         ============    ============



Earnings per common share assuming full dilution       $       0.47          $       0.44         $       0.90    $       0.81
                                                       ============          ============         ============    ============
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